n e w s r e l e a s e

Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
www.humana.com

HUMANA
Guidance when you need it most

FOR MORE INFORMATION CONTACT:

Regina Nethery
Humana Investor Relations
(502) 580-3644
e-mail:  Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail:  Tnoland@humana.com

Kirk E. Rothrock
Chairman and CEO
CompBenefits Corporation
770-998-8936 x88210
kirk.rothrock@compbenefits.com

Humana Announces Intent to Acquire CompBenefits
Acquisition to add large group dental and vision benefit capability to Humana portfolio

LOUISVILLE, Ky. - June 19, 2007 - Humana Inc. (NYSE: HUM) today announced it has signed a definitive agreement to purchase CompBenefits Corporation, an Atlanta, Ga.-based dental and vision benefits company, for cash consideration of $360 million. The transaction will be financed through a combination of cash and debt.

CompBenefits is a leading full service provider of dental and vision benefit plans to more than 4.8 million members nationwide. The company serves more than 14,000 employer groups in 22 states, primarily in the South and Midwest. CompBenefits revenues for the year ended December 31, 2006 approximated $345 million.

"The addition of CompBenefits now gives Humana a full service vision product as well as added expertise in the large-group dental line of business," said Michael B. McCallister, president and chief executive officer of Humana. "When combined with our current HumanaDental business unit, this acquisition will give Humana the type of comprehensive integrated product offering that employers are seeking."

HumanaDental currently provides benefit plans to approximately 1.5 million members, primarily in 38 states. The company services more than 28,000 employer groups supported by a national PPO network with more than 97,000 dental office locations. HumanaDental's product offerings include dental indemnity and dental PPO.

"Humana's scale and distribution capabilities provide tremendous opportunity to cross-sell CompBenefits innovative products," said Kirk Rothrock, president and chief executive officer of CompBenefits. "The acquisition of CompBenefits is an excellent strategic move by Humana as the combined dental organization will be well positioned to serve all customer segments."

"This acquisition supports our strategy of increasing value for our customers and expands Humana's dental portfolio to include dental HMO and dental EPO products that complement our current HumanaDental lines of business," said Jerry Ganoni, president, Small Business, Dental and HumanaOne for Humana. "Specialty product offerings on a voluntary basis fit well with Humana's consumer strategy. They create more affordable choices for consumers and help employers broaden their offerings to employees without additional costs to the employer."

The acquisition is subject to regulatory approval and is anticipated to be completed in the third quarter of 2007. The transaction is not anticipated to impact Humana's guidance for 2007 diluted earnings per common share, with accretion of $0.05 to $0.08 per share expected in 2008.

Cautionary Statement

This news release contains statements and earnings guidance points that are forward-looking. The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the company's Form 10-K for the year ended December 31, 2006 and its Form 10-Q for the period ended March 31, 2007, as filed with the Securities and Exchange Commission.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation's largest publicly traded health benefits companies, with approximately 11.3 million medical members. Humana offers a diversified portfolio of health insurance products and related services - through traditional and consumer-choice plans - to employer groups, government-sponsored plans, and individuals.

Over its 46-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company's web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replays of most recent earnings release conference calls;
  Calendar of events (includes upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance Information.

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